EXHIBIT 99.1

Greg Parker
Investor Relations
210/220-5632
or
Renee Sable
Media Relations
210/220-5416
FOR IMMEDIATE RELEASE
October 22, 2003

CULLEN/FROST REPORTS THIRD QUARTER
RESULTS AND TIMING OF EARNINGS CONFERENCE CALL

SAN ANTONIO - Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported earnings for the third quarter of 2003 of $32.8 million, or $.62 per diluted common share, a 23.8 percent increase compared to the $26.5 million, or $.51 per diluted common share, reported for the same quarter in 2002. Earnings from continuing operations for the quarter increased 6.4 percent compared to the third quarter of 2002, excluding the net loss from discontinued capital markets operations of the company's investment banking subsidiary a year ago.

For the third quarter of 2003, non-interest income was up 9.3 percent, led mainly by service charges on deposit accounts, while the provision for possible loan losses was down $3.9 million from the third quarter last year. Return on average assets and return on average equity were 1.33 percent and 17.78 percent respectively, compared to 1.26 percent and 15.73 percent for the same period in 2002.

"Our quarterly earnings results show continued solid growth in fee-based income, which represents more than 41 percent of total revenues," said Dick Evans, chairman and CEO. "We also saw double-digit growth in average deposits over the third quarter last year. In fact, average non-interest-bearing deposits on a quarterly basis now comprise more than 41 percent of total deposits, compared to 37 percent for the same period in 2002.

"I remain positive about our market position going forward. We are building new locations and expect to open three new financial centers during the fourth quarter, one in north Austin and two in San Antonio. Additionally, Texas voters recently approved a constitutional amendment and as a result, we have added home equity lines of credit to our loan offerings. While continuing to lay a strong foundation for the profitable growth of our company, we remain focused on expense control and asset quality."

For the first nine months of 2003, earnings from continuing operations were $97.9 million, or $1.87 per diluted common share, up 6.3 percent compared to $92.1 million, or $1.75 per diluted common share for the same period in 2002. Service charges on deposits and insurance commissions were up for the nine months, helping to offset a drop in trust fees and the impact of lower interest rates on net interest income. Also for the nine months, the provision for possible loan losses was down 50 percent from the same period last year.

Noted financial data for the third quarter of 2003 follows:

w

Net-interest income on a taxable equivalent basis for the quarter totaled $78.8 million, compared to $80.2 million for the third quarter of the previous year. The challenging interest rate environment, which has remained at a 40-year low for more than a year, continues to negatively impact net interest income. However, much of this impact has been mitigated by increased deposit volume and an increase of $1.1 billion in average earning assets from the previous year. Low interest rates also impacted net interest margin, which was 3.88 percent for the quarter, compared to 4.56 percent for the third quarter of 2002.

w

Non-interest income for the third quarter of 2003 was $55.1 million, an increase of 9.3 percent from the third quarter of 2002. The primary factor driving this growth was a 14.5 percent increase in service charges on deposit accounts, which rose from $19.7 million during the third quarter last year to $22.6 million. Other charges, commissions and fees were up $2.2 million compared to last year's third quarter, due primarily to increased investment banking fees.

w

Non-interest expense was $82.3 million for the third quarter of 2003, up 5.4 percent from $78.0 million for the third quarter last year. Most of the increase was due to higher personnel costs, reflected by increases in the number of employees, reinstated merit increases and higher retirement plan expenses.

w

The provision for possible loan losses for the third quarter of 2003 was $2.0 million. Net charge-offs for the quarter were $2.0 million. During the third quarter of the previous year, the provision for possible loan losses was $5.9 million, compared to net charge-offs of $2.9 million. The allowance for possible loan losses as a percentage of total loans was 1.84 percent at September 30, 2003, compared to 1.78 percent for the third quarter last year and 1.87 percent for the previous quarter.

Cullen/Frost Bankers, Inc. is a financial holding company, headquartered in San Antonio, with assets of $9.7 billion at September 30, 2003. The corporation provides a full range of commercial and consumer banking products, investment and brokerage services, insurance products and investment banking services. Its subsidiary, Frost Bank operates 78 financial centers across Texas in Austin, Boerne, Corpus Christi, Dallas, Fort Worth, Galveston, Harlingen, Houston, McAllen, New Braunfels, San Antonio and San Marcos. Founded in 1868, Frost is the largest Texas-based bank, helping Texans with their financial needs during three centuries. Cullen/Frost Bankers' stock is traded on the New York Stock Exchange under the symbol CFR.

Cullen/Frost Bankers, Inc. will host a conference call on October 22, 2003 at 10:00 a.m. Central Daylight Time (CDT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a "listen only" mode at 1-800-722-8946. Digital playback of the conference call will be available after 11:00 a.m. CDT until midnight Sunday, October 27, 2003 at 1-800-283-7928. The call will also be available by webcast at the URL listed below and available for playback after 2:00 p.m. CDT. To access the webcast and playback, go to www.frostbank.com and click on Investor Relations.

Forward-Looking Statements and Factors that Could Affect Future Results

   Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans and objectives of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

   Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

w	Local, regional and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation's assessment of that impact.
w	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
w	The effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board.
w	Inflation, interest rate, market and monetary fluctuations.
w	Political instability.
w	Acts of war or terrorism.
w	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
w	Changes in consumer spending, borrowings and savings habits.
w	Technological changes.
w	Acquisitions and integration of acquired businesses.
w	The ability to increase market share and control expenses.
w	Changes in the competitive environment among financial holding companies.
w	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.
w	The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters.
w	Changes in the Corporation's organization, compensation and benefit plans.
w	The costs and effects of litigation and of unexpected or adverse outcomes in such litigation.
w	Greater than expected costs or difficulties related to the integration of new lines of business.
w	The Corporation's success at managing the risks involved in the foregoing items.

   Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	2003						2002

	3rd Qtr		2nd Qtr		1st Qtr		4th Qtr		3rd Qtr

CONDENSED INCOME STATEMENTS

Net interest income		$77,519		$78,734		$78,174		$78,581		$79,003
Net interest income(1)		78,821		80,036		79,477		79,917		80,225
Provision for possible loan losses		1,998		3,446		3,600		4,500		5,850
Non-interest income
Trust fees		11,646		12,206		10,865		11,609		11,666
Service charges on deposit accounts		22,576		21,752		21,104		20,705		19,720
Insurance commissions		7,276		6,682		6,986		6,307		7,250
Other charges, commissions and fees		6,334		4,440		3,649		3,847		4,176
Net gain on securities transactions		40		--		--		--		--
Other		7,274		10,115		9,369		7,210		7,621

Total non-interest income		$55,146		$55,195		$51,973		$49,678		$50,433

Non-interest expense
Salaries & wages		37,408		35,523		36,497		34,831		35,888
Employee benefits		9,129		9,420		10,591		9,034		8,372
Net occupancy		7,804		7,372		7,070		7,008		7,202
Furniture & equipment		5,418		5,395		5,459		5,783		5,495
Intangible amortization		1,412		1,380		1,685		1,735		1,736
Other		21,111		21,126		19,769		21,025		19,351

Total non-interest expense		$82,282		$80,216		$81,071		$79,416		$78,044

Income from continuing operations before income taxes		48,385		50,267		45,476		44,343		45,542
Income taxes		15,622		16,034		14,606		14,189		14,760

Income from continuing operations		$32,763		$34,233		$30,870		$30,154		$30,782
Loss from discontinued operations, net of tax		--		--		--		--		(4,320)

Net income		$32,763		$34,233		$30,870		$30,154		$26,462

PER SHARE DATA

Income from continuing operations - basic	$	..64	$	..67	$	..60	$	..59	$	..60
Income from continuing operations - diluted		..62		..65		..59		..58		..59
Net income - basic		.64		.67		.60		.59		.52
Net income - diluted		.62		.65		.59		.58		.51
Cash dividends		.24		.24		.22		.22		.22
Book value		14.69		14.57		13.99		13.72		13.45

OUTSTANDING SHARES

Period-end shares		51,752		51,464		51,347		51,295		51,050
Weighted-average shares - basic		51,503		51,307		51,239		51,217		50,924
Dilutive effect of stock compensation		1,315		1,046		962		1,147		1,444
Weighted-average shares - diluted		52,818		52,353		52,201		52,364		52,368

SELECTED ANNUALIZED RATIOS

Income from continuing operations ROA		1.33%		1.41%		1.33%		1.35%		1.47%
Return on average assets		1.33		1.41		1.33		1.35		1.26
Income from continuing operations ROE		17.78		18.72		17.63		17.15		18.30
Return on average equity		17.78		18.72		17.63		17.15		15.73
Net interest income to average earning assets(1)		3.88		3.95		4.10		4.41		4.56

(1) Taxable-equivalent basis based on a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2003			2002

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$4,457	$4,455	$4,534	$4,516	$4,512
Earning assets	8,083	8,118	7,811	7,250	6,995
Total assets	9,741	9,769	9,428	8,871	8,319
Non-interest-bearing demand deposits	3,203	3,076	2,895	2,866	2,531
Interest-bearing deposits	4,545	4,489	4,448	4,386	4,321
Total deposits	7,748	7,565	7,343	7,252	6,852

Period-End Balance:
Loans	$4,526	$4,462	$4,511	$4,519	$4,569
Earning assets	8,018	8,445	8,084	7,710	7,253
Goodwill and intangible assets	116	118	119	119	121
Total assets	9,652	10,030	9,821	9,552	8,782
Total deposits	7,740	7,902	7,754	7,628	7,300
Shareholders' equity	760	750	718	704	687
Adjusted shareholders' equity(1)	745	717	692	671	649

ASSET QUALITY

($ in thousands)
Allowance for possible
Loan losses	$83,410	$83,410	$83,410	$82,584	$81,500
as a percentage of
period-end loans	1.84%	1.87%	1.85%	1.83%	1.78%

Net charge-offs:	$1,998	$3,446	$2,774	$3,416	$2,927
As a percentage of
average loans	.18%	.31%	.25%	.28%	.26%

Non-performing assets:
Non-accrual loans	$34,218	$37,153	$39,100	$34,861	$37,963
Foreclosed assets	6,977	6,403	9,009	8,047	2,517

Total	$41,195	$43,556	$48,109	$42,908	$40,480
As a percentage of:
Total assets	.43%	.43%	.49%	.45%	.46%
Total loans plus
foreclosed assets	.91	.97	1.06	.94	.88

CONSOLIDATED CAPITAL RATIOS

Tier 1 Risk-Based
Capital Ratio	11.36%	11.11%	10.78%	10.46%	10.57%
Total Risk-Based
Capital Ratio	15.00	14.79	14.48	14.16	14.34
Leverage Ratio	7.39	7.10	7.31	7.25	7.65
Equity to Assets Ratio	7.87	7.48	7.07	7.37	7.82

(1) Shareholders' equity excluding accumulated other comprehensive income, net of tax.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Nine Months Ended
	September 30

	2003	2002

CONDENSED INCOME STATEMENTS

Net interest income	$234,427	$235,452
Net interest income(1)	238,334	239,115
Provision for possible loan losses	9,044	18,046
Non-interest income
Trust fees	34,717	35,854
Service charges on deposit accounts	65,432	57,712
Insurance commissions	20,944	18,393
Other charges, commissions and fees	14,423	13,013
Net gain on securities transactions	40	88
Other	26,758	25,971

Total non-interest income	$162,314	$151,031

Non-interest expense
Salaries & wages	109,428	104,396
Employee benefits	29,140	25,580
Net occupancy	22,246	21,875
Furniture & equipment	16,272	16,814
Intangible amortization	4,477	5,348
Other	62,006	58,713

Total non-interest expense	$243,569	$232,726

Income from continuing operations, before income taxes	144,128	135,711
Income taxes	46,262	43,632

Income from continuing operations	$97,866	$92,079
Loss from discontinued operations, net of tax	--	(5,247)

Net income	$97,866	$86,832

PER SHARE DATA

Income from continuing operations - basic	$1.91	$1.81
Income from continuing operations - diluted	1.87	1.75
Net income - basic	1.91	1.70
Net income - diluted	1.87	1.65
Cash dividends	.70	.655
Book value	14.69	13.45

OUTSTANDING SHARES

Period-end shares	51,752	51,050
Weighted-average shares - basic	51,351	50,956
Dilutive effect of stock compensation	1,091	1,514
Weighted-average shares - diluted	52,442	52,470

SELECTED ANNUALIZED RATIOS

Income from continuing operations ROA	1.36%	1.51%
Return on average assets	1.36	1.42
Income from continuing operations ROE	18.05	19.37
Return on average equity	18.05	18.26
Net interest income to average earning assets(1)	3.98	4.65

(1)	Taxable-equivalent basis based on a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Nine Months Ended
	September 30

	2003	2002

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$4,482	$4,544
Earning assets	8,005	6,864
Total assets	9,651	8,173
Non-interest-bearing demand deposits	3,059	2,431
Interest bearing deposits	4,494	4,343
Total deposits	7,553	6,774

Period-End Balance:
Loans	$4,526	$4,569
Earning assets	8,018	7,253
Intangible assets	116	121
Total assets	9,652	8,782
Total deposits	7,740	7,300
Shareholders' equity	760	687
Adjusted shareholders' equity(1)	745	649

ASSET QUALITY

($ in thousands)
Allowance for possible loan losses	$83,410	$81,500
As a percentage of period-end loans	1.84%	1.78%

Net charge-offs:	$8,218	$9,427
As a percentage of average loans	.25%	.28%

Non-performing assets:
Non-accrual loans	$34,218	$37,963
Foreclosed assets	6,977	2,517

Total	$41,195	$40,480
As a percentage of:
Total assets	.43%	.46%
Total loans plus foreclosed assets	.91	.88

(1)	Shareholders' equity excluding accumulated other comprehensive income, net of tax.